UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 31, 2008, the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to SXC Health Solutions Corp.’s (“SXC”) previously announced proposed acquisition of National Medical Health Card Systems, Inc. (“NMHC”), pursuant to the Agreement and Plan of Merger, dated as of February 25, 2008, by and among SXC, SXC Health Solutions, Inc., Comet Merger Corporation and NMHC.
* * * * *
Additional Information
A registration statement (the “Registration Statement”) relating to the SXC common shares being offered has been filed with the SEC but has not yet become effective. The exchange offer may not be completed, and such securities may not be issued, prior to the time the registration statement becomes effective. SXC has also filed with the SEC a Schedule TO with respect to the exchange offer. NMHC has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the exchange offer. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer may only be made pursuant to the Prospectus included in the Registration Statement and the related Letter of Transmittal, which are included in the exchange offer materials available to NMHC stockholders. SXC and NMHC have mailed the Prospectus and related exchange offer materials, as well as the Schedule 14D-9, to NMHC stockholders. NMHC STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE DOCUMENTS AND THE OTHER DOCUMENTS RELATING TO THE EXCHANGE OFFER BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION RELATING TO THE OFFER. You may obtain a free copy of these documents, and other annual, quarterly and special reports, proxy statements and other information filed with the SEC by SXC or NMHC, at the SEC’s website at www.sec.gov. A free copy of the exchange offer materials may also be obtained from SXC, NMHC or Kingsdale Shareholder Services, Inc., the Information Agent for the exchange offer, toll-free at 1-866-851-3215. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Comet Merger Corporation or NMHC with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others in connection with the merger agreement; (3) the inability to complete the offer or the merger due to the failure to satisfy the conditions to the offer and the merger, including SXC’s receipt of financing and the receipt of certain regulatory approvals; (4) risks that the proposed acquisition disrupts current plans and operations and potential difficulties in employee retention as a result of the offer or the merger; (5) any inability to recognize the benefits of the merger; (6) the actual terms of the financing obtained in connection with the offer and the merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. SXC can give no assurance that any of the transactions related to the offer will be completed or that the conditions to the offer and the merger will be satisfied. SXC undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. SXC is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: April 1, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer